                                                                     EXHIBIT 4.8

                                 AMENDMENT NO. 6


     THIS AMENDMENT NO. 6, dated as of June 30, 1998 (the "AMENDMENT") relating to the Credit Agreement referenced below, by and among NATIONAL MEDICAL CARE, INC., a Delaware corporation, certain subsidiaries and affiliates party to the Credit Agreement and identified on the signature pages hereto, and NATIONSBANK, N.A., as Paying Agent for and on behalf of the Lenders. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

     WHEREAS, a $2.5 billion credit facility has been extended to National Medical Care, Inc. and certain subsidiaries and affiliates pursuant to the terms of that Credit Agreement dated as of September 27, 1996 (as amended and modified, the "CREDIT AGREEMENT") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein, and NationsBank, N.A., as Paying Agent;

     WHEREAS, the Company has requested the consent of the Paying Agent and Lenders to (i) the assumption by FMC Trust Finance S.a.r.l. Luxembourg, a limited liability company organized under the laws of Luxembourg ("FMC TRUST FINANCE"), or a successor thereof, of the obligations of Holdings with respect to the 9% Senior Subordinated Notes due December 1, 2006 (the "1996 SUBORDINATED NOTES") issued to evidence the loans made to Holdings of the proceeds from the issuance by the FMC Trust of the preferred securities referred to in the definition of "Refinancing Securities" and the common securities of the FMC Trust contemplated by clause (xvi) of the definition of Permitted Investments,
(ii) the guaranty by Holdings of the obligations of FMC Trust Finance or its successor under the 1996 Subordinated Notes and (iii) certain related changes to the terms of the 1996 Subordinated Notes, the FMC Trust and the related documentation, which assumption, guaranty and other changes have already been approved by the holders of the Refinancing Securities;

     WHEREAS, the Company has requested certain other changes to the Credit Agreement more fully set forth herein;

     WHEREAS, the requested consents and modifications described herein require the consent of the Required Lenders; and

     WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Paying Agent to enter into this Amendment on their behalf to give effect to this Amendment;

     NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     A. The Credit Agreement is amended and modified in the following respects:

          1. The Managing Agents and Required Lenders hereby consent to the modification of the Refinancing Securities to permit (i) the assumption by FMC Trust Finance S.a.r.l. Luxembourg, a limited liability company organized under the laws of Luxembourg and a wholly-owned subsidiary of Holdings, of the obligations of Holdings with respect to the 1996 Subordinated Notes, (ii) the guaranty by Holdings of the obligations under the 1996 Subordinated Notes, (iii) the adoption of provisions which, subject to the provisions of the Credit Agreement, would permit Holdings or any wholly-owned subsidiary of Holdings (other than the Company and its Subsidiaries) to assume the obligations of the note issuer thereunder, and
     (iv) certain related changes to the terms of the 1996 Subordinated Notes, the FMC Trust and the related documentation, a description of which is attached as Exhibit A attached hereto, or such other form not materially adverse to the interests of the Lenders, and waive compliance with any provisions of the Credit Agreement to the extent that such modification would conflict with such provisions.

          2.   In Section 1.1,

          (a) The following definitions are hereby amended or added to read as follows:

                    "Refinancing Securities" means (i) the $360,000,000
               Aggregate Liquidation Amount of 9% Trust Preferred Securities Due 2006 issued by the FMC Trust pursuant to its Amended and Restated Declaration of Trust dated as of November 27, 1996, as it may be amended, restated or modified as permitted by Section 8.9, and
               (ii) the 1996 Subordinated Notes.

                    "1996 Subordinated Notes" means the 9% Senior Subordinated
               Notes due December 1, 2006 issued to evidence the loans made to Holdings of the proceeds from the issuance by the FMC Trust of its 9% Trust Preferred Securities Due 2006 and the common securities of the FMC Trust issued to Holdings, pursuant to the Senior Subordinated Indenture, dated as of November 27, 1996 among Holdings, the Subsidiary Guarantors therein defined, and State Street Bank and Trust Company, as successor trustee to Fleet National Bank, as it may be amended, supplemented or otherwise modified to permit the assumption of the obligations of the note issuer thereunder by a wholly-owned Subsidiary of Holdings (other than the Company and its Subsidiaries) or Holdings and as permitted by Section 8.9, as such Notes may be assumed by any Subsidiary of Holdings.

          (b) The definition of "Consolidated Fixed Charges" is hereby amended by inserting the following at the end thereof:

                    "; it being understood and agreed that any payment in
               respect of any Permitted Genu(beta)schein Transaction during such period shall not be a Consolidated Fixed Charge notwithstanding classification or reclassification of the investment securitization issued in connection with such Permitted Genu(beta)schein Transaction as indebtedness under GAAP."

          (c) The second proviso to the definition of "Material Subsidiary" is hereby amended as follows:

                    (i) by deleting the words "the subordinated notes given by
               Holdings to the FMC Trust in connection with the Refinancing Securities" in clause (i) thereof and inserting a reference to the "1996 Subordinated Notes" in place thereof; and

                    (ii) by deleting clause (ii) thereof and substituting the
               following therefor:

                    "(ii) for purposes of determining whether any special
               purpose wholly-owned Subsidiary of Holdings that issues or assumes Refinancing Securities, Additional Subdebt and/or Additional Subdebt Securities is a Material Subsidiary hereunder, the proceeds of such Refinancing Securities and/or Additional Subdebt Securities shall not be considered as assets for purposes hereof, to the extent that such proceeds have been lent or contributed to another member of the Consolidated Group, and any interest in respect of any such loan shall not be considered for the purposes of determining Consolidated EBITDA under this definition."

          (d) The definition of "Permitted Investments" is hereby amended as follows:

                    (i) by deleting the words "the loan by the FMC Trust to
               Holdings of the proceeds of the Refinancing Securities (as described in the description of Refinancing Securities in
               Schedule 1.1)" from clause (xvi) thereof and inserting a reference to "the 1996 Subordinated Notes" in their place; and

                    (ii) by deleting clause (xvii) thereof and substituting
               therefor the following:

                    "(xvii) Investments by Holdings and its Subsidiaries (other than the Company or its Subsidiaries) in FMC Finance or any wholly-owned Subsidiary of Holdings that issues or assumes Refinancing Securities, Additional Subdebt and/or Additional Subdebt Securities;"

          (e) Section 8.10(b) is hereby amended by inserting the following sentence at the end thereof:

                    "In addition, Holdings shall not make or permit its
               Subsidiaries to make payments in connection with any put or call option relating to investment securities issued under any Permitted Genu(beta)schein Transaction; provided that Holdings and its Subsidiaries (other than FUSA, the Company and their Subsidiaries) may make such payments in an aggregate amount of up to $75 million so long as no Default or Event of Default shall exist before or after giving effect thereto."

          3. The Paying Agent, with the consent and at the discretion of the Required Lenders, hereby consents to the Amendment by and between Holdings and State Street Bank and Trust Company, as successor trustee and collateral agent to Fleet National Bank, to the Pledge and Security Agreement dated as of November 27, 1996 by and between Holdings and Fleet National Bank, in substantially the form annexed hereto as Exhibit B, or such other form not less favorable in any material respect to the Lenders.

          4. Section 7.9(a) is hereby amended by adding the words "minus (v) any loss (calculated as the difference between the book value of the disposed assets and the net purchase price of such assets) resulting from the disposal of the Company's homecare and diagnostic businesses" at the end of the first sentence thereof.

          5. Section 8.1(f) is hereby amended by (i) adding the words "Holdings and" before the words "Foreign Subsidiaries" in the first line thereof and (ii) adding the words "and no more than $50,000,000 of such Funded Debt may be incurred, created or assumed by Holdings (except as a Guaranty Obligation)" at the end of clause (iii) of the proviso.

          6. In clause (A) of the proviso to Section 8.4(c)(vi) the reference to "two and one half percent (2 1/2%)" is amended and increased to read "five percent (5%)".

          7. In connection with the sale of the Company's homecare and diagnostic businesses:

          (i) NMC Homecare, Inc. is hereby released from its obligations under the guaranty.

          (ii) losses from or on account of operations, discontinuation of operations and/or disposal of assets on account of the sale of the Company's homecare and diagnostic business, net of related tax effects, to the extent not considered extraordinary items, shall be excluded from Consolidated Net Income for purposes of determining the Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio.

          8. The Lenders hereby waive compliance with the provisions of the Credit Agreement as in effect before the execution and delivery of this Amendment No. 6 to the extent, and only to the extent, that any transaction or action of any member of the Consolidated Group would have been permitted by the provisions of the Credit Agreement as amended hereby.

     B. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules) remain in full force and effect.

     C. The Company agrees to pay all reasonable costs and expenses of the Paying Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     D. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and its shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     E. This Amendment, and the Credit Agreement as amended hereby, shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:                        NATIONAL MEDICAL CARE, INC.,
                                  a Delaware corporation


                                  By /s/ Ben J. Lipps
                                     --------------------------------------
                                  Name: Ben J. Lipps
                                  Title: President


                                  FRESENIUS MEDICAL CARE AG


                                  By: /s/ Udo Werle
                                     --------------------------------------
                                  Name:  Udo Werle
                                  Title: CEO


                                  By /s/ Dr. D. Blumenhagen
                                     --------------------------------------
                                  Name: Dr. D. Blumenhagen
                                  Title: Treasurer


                                  NMC DO BRASIL LTDA.,
                                  a Brazil corporation


                                  By /s/ Joao Padrinsui
                                     --------------------------------------
                                  Name: Joao Padrinsui
                                  Title:   Manager


                                  NATIONAL MEDICAL CARE OF SPAIN, S.A.,
                                  a Spanish corporation

                                  By /s/ Manuel Huete Mendez
                                     --------------------------------------
                                  Name: Manuel Huete Mendez
                                  Title: Board Member


                                  NATIONAL MEDICAL CARE OF TAIWAN, INC.,
                                  a Delaware corporation


                                  By /s/ William F. Grieco
                                     --------------------------------------
                                  Name: William F. Grieco
                                  Title: Assistant Secretary

                                  NMC CENTRO MEDICO NACIONAL, LDA.,
                                  a Portuguese corporation

                                  By /s/ Michael John Allen
                                     --------------------------------------
                                  Name: Michael John Allen
                                  Title: Board Member


                                  NMC DE ARGENTINA, S.A.,
                                  an Argentine corporation


                                  By /s/ M. Guasco
                                     --------------------------------------
                                  Name:  M. Guasco
                                  Title: President


                                  FRESENIUS USA, INC.,
                                  a Massachusetts corporation


                                  By /s/ Heinz J. Schmidt
                                     --------------------------------------
                                  Name: Heinz J. Schmidt
                                  Title: Vice President


                                  FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a German corporation


                                  By /s/ Udo Werle   /s/ Dr. D. Blumenhagen
                                     --------------------------------------
                                  Name: Udo Werle    Dr. D. Blumenhagen
                                  Title: CEO         Treasurer


                                  FRESENIUS MEDICAL CARE GROUPE FRANCE
                                  (formerly known as Fresenius Groupe
                                  France S.A.), a French corporation


                                  By /s/ Udo Werle
                                     --------------------------------------
                                  Name:  Udo Werle
                                  Title: Board Member


                                  FRESENIUS MEDICAL CARE HOLDING, S.p.A.,
                                  an Italian corporation


                                  By /s/ Dr. E. Gatti
                                     --------------------------------------
                                  Name: Dr. E. Gatti
                                  Title: Board Member

                                 FRESENIUS MEDICAL CARE ESPANA S.A.,
                                 a Spanish corporation

                                 By /s/ Dr. E. Gatti
                                    --------------------------------------
                                 Name: Dr. E. Gatti
                                 Title: Board Member


                                 FRESENIUS MEDICAL CARE MAGYAROSZA KfG,
                                 a Hungarian corporation


                                 By /s/ : N. Erhard
                                    --------------------------------------
                                 Name: N. Erhard
                                 Title: Board Member


GUARANTORS:                      FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                                 a New York corporation formerly known as WRG-NY


                                 By /s/ Ben J. Lipps
                                    --------------------------------------
                                 Name: Ben J. Lipps
                                 Title: President


                                 NATIONAL MEDICAL CARE, INC.,
                                 a Delaware corporation


                                 By /s/ Ben J. Lipps
                                    --------------------------------------
                                 Name:  Ben J. Lipps
                                 Title: President


                                 BIO-MEDICAL APPLICATIONS MANAGEMENT CO.,
                                 INC., a Delaware corporation


                                 By /s/ Heinz J. Schmidt
                                    --------------------------------------
                                 Name: Heinz J. Schmidt
                                 Title: Treasurer


                                 NMC HOMECARE, INC.,
                                 a Delaware corporation


                                 By /s/ Heinz J. Schmidt
                                    --------------------------------------
                                 Name: Heinz J. Schmidt
                                 Title: Treasurer

                                  LIFECHEM, INC.,
                                  a Delaware corporation

                                  By /s/ Heinz J. Schmidt
                                     --------------------------------------
                                  Name: Heinz J. Schmidt
                                  Title: Treasurer


                                  FRESENIUS MEDICAL CARE AG,
                                  a German corporation


                                  By /s/ Udo Werle   /s/ Dr. D. Blumenhagen
                                     --------------------------------------
                                  Name: Udo Werle    Dr. D. Blumenhagen
                                  Title: CEO         Treasurer


                                  FRESENIUS USA, INC.,
                                  a Massachusetts corporation


                                  By /s/ Heinz J. Schmidt
                                     --------------------------------------
                                  Name: Heinz J. Schmidt
                                  Title: Vice President


                                  FRESENIUS MEDICAL CARE DEUTSCHLAND
                                  GmbH, a German corporation


                                  By /s/ Udo Werle   /s/ Dr. D. Blumenhagen
                                     --------------------------------------
                                  Name: Udo Werle    Dr. D. Blumenhagen
                                  Title: CEO         Treasurer


                                  FRESENIUS MEDICAL CARE GROUPE
                                  FRANCE, a French corporation
                                  (formerly known as Fresenius Groupe
                                  France S.A.)


                                  By /s/ Udo Werle
                                     --------------------------------------
                                  Name: Udo Werle
                                  Title:  Board Member


                                  FRESENIUS SECURITIES, INC.,
                                  a California corporation


                                  By /s/ Heinz J. Schmidt
                                     --------------------------------------
                                  Name: Heinz J. Schmidt
                                  Title: Vice President

PAYING AGENT:                NATIONSBANK, N.A.,
                             as Paying Agent for and on behalf of the Lenders

                             By /s/ Ashley M. Crabtree
                                --------------------------------------
                             Ashley M. Crabtree
                             Senior Vice President

                                    EXHIBIT A

       Description of Transactions Relating to the 1996 Subordinated Notes

SUPPLEMENTAL INDENTURES

     Set forth below is a description of the Amendments to the Indenture to be contained in one or more supplemental indentures which, if effected, would substitute LuxCo, a limited liability company (Societe a responsabilite limitee) organized under the laws of Luxembourg (the "Note Issuer"), as obligor under the Indenture for Fresenius Medical Care. Fresenius Medical Care will unconditionally guarantee the obligations of LuxCo so that the Holders will have the same creditors' rights as currently exist with respect to the Company. The discussion below is qualified in its entirety by reference to the Indenture and the supplemental indentures.

     All references to the Company relating solely to it in its capacity as (i) primary obligor of the Securities or (ii) issuer of the Securities, shall become references to the Note Issuer, which term will be defined. References to the Company in the covenants that do not specifically relate to it in its capacity as primary obligor of the Securities and other references relating to its role as Sponsor under the Declaration will remain references to the Company. Certain references to the Company will become references to both the Company and the
Note Issuer where applicable.

     The definitions of "Intercreditor Agreement" and "Pledge Agreement" will be amended to clarify that they refer to such agreements as amended or supplemented from time to time.

     The term "Subsidiary Guarantors" will be replaced by "Guarantors" which will be defined to mean the Subsidiary Guarantors and the Company, and an unconditional guarantee of the Note Issuer's obligations, subordinated to the same extent as the Company's present obligations with respect to the Securities, by Fresenius Medical Care will be added.

     The term "Successor" will be added to refer to a successor to the Note Issuer.

     The term "Guaranty" will replace the term "Subsidiary Guaranty" and be defined to mean the Guarantee by a Guarantor of the Note Issuer's obligations with respect to the Securities.

     The definition of "Company" will be revised to mean Fresenius Medical Care AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany, and its permitted successors and assigns.

     The terms "Guarantor Blockage Notice," "Guarantor Payment Blockage Period" and "Guarantor Senior Subordinated Payment" will replace the terms "Subsidiary Guarantor Blockage Notice," "Subsidiary Guarantor Payment Blockage Period" and "Subsidiary Guarantor Senior Subordinated Payment."

     The definition of "Tax Event" will be conformed to that in the amendment to the Declaration contemplated hereby.

     Section 3.3 will be amended to enable any duly authorized officer or officers of the Note Issuer to execute the Securities.

     Sections 3.12, 4.1(3), 4.3(3), 10.19(a) and 11.7(b), relating to certain tax matters, and Sections 5.1(6) and (7), relating to bankruptcy events of default, will be amended to cover circumstances that could arise from the Note Issuer being formed under a different jurisdiction than that of the Company.

     Section 8.1(4) and Section 8.1(6), concerning exceptions to the prohibition against merger or consolidation, will be deleted. Accordingly, Section 8.1(5) will become Section 8.1(4) and Section 8.1(7) will become Section 8.1(5). A provision similar to Section 8.1(4) will be added to Section 8.2 concerning mergers or consolidations of the Guarantors as a condition to any merger or consolidation of the Company. A new Section 8.1(6) will be added to permit merger or consolidation when such merger or consolidation is permitted under the Declaration and does not give rise to any breach or violation of the Declaration.

     Section 8.3 will be amended to add a first paragraph providing that the Company or a wholly-owned Subsidiary (a "Successor") may assume the obligations of the Note Issuer under the Securities by executing and delivering to the Trustee (a) a supplemental indenture which subjects such Person to the provisions (including the representations and warranties) of the Indenture as a
Note Issuer and (b) an Opinion of Counsel (as defined in the Indenture) to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person, subject to customary exceptions; provided, that the assumption of such obligations by the Successor shall not cause the Trust to fail or cease to be classified for U.S. federal income tax purposes as a grantor trust or another entity which is not subject to U.S. federal income tax at the entity level and the assets and income of which are treated for U.S, federal income tax purposes as held and derived directly by holders of interests in the Trust and, provided, further, that the Company will continue to unconditionally guarantee, on a senior subordinated basis, the obligations of such Successor. The Successor will succeed to, and be substituted for, and may exercise every right and power of, the Note Issuer under the Indenture with the same effect as if the Note Issuer therein, and the former Note Issuer will be discharged from all obligations and covenants under the Indenture and the Securities. The references to "Surviving Person" in the old second paragraph (new third paragraph) of
Section 8.3 will be amended to refer to "Surviving Person or Successor."

     The Subsidiary Guaranty provisions set forth in Article XIII will be revised to effect the following Amendments, (i) the term "Guarantors" will replace the term "Subsidiary Guarantors" wherever it appears; (ii) the term "Note Issuer" will replace the term "Company" wherever it appears, except in the description of the parties to the Profit and Loss Pooling Agreement dated August 21, 1996 therein described; and (iii) references to "this Guaranty" will replace references to "this Subsidiary Guaranty."

     Conforming changes will be made to the form of guaranty set forth in
Section 2-6 and the form of Securities set forth in Article III.

AMENDMENTS TO THE DECLARATION

     Set forth below is a description of the Amendments to the Declaration which, if effected, would substitute the reference to the Note Issuer for references to Fresenius Medical Care when Fresenius Medical Care is referred to solely in its capacity as issuer of the Securities. The discussion below is qualified in its entirety by reference to the Declaration and the Amendment to the Declaration.

     The definition of the term "Note Issuer" will be added.

     The definition of "Notes" will be amended to delete the reference to the "Sponsor" contained therein.

     The definition of the term "Sponsor" will be amended to refer to the Note Issuer rather than the Company in certain circumstances where it relates solely to the issuer of the Securities.

     The definition of the term "Tax Event" will be amended to cover circumstances that could arise from the Note Issuer being formed under a different jurisdiction than that of the Company.

     Section 2.7(d) relating to operating the Trust so that it is not taxed as a corporation and so that the Securities will be treated as indebtedness for tax purposes, will be amended to cover circumstances that could arise from the Note Issuer being formed under a different jurisdiction than that of the Company.

     Each of Section 6.1(b) and Section 6.1(c) relating to limitations on voting rights will be amended by inserting, at the end of the first sentence of each such section, a proviso to the effect that the Indenture cannot be amended in any way which would cause the Trust to fail or cease to be classified for purposes of United States federal income taxation as other than a grantor trust or other entity which is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity.

     Section 9.4(e) relating to redemption of the Securities in lieu of distribution thereof to the Holders following a Tax Event (as defined therein) in certain tax circumstances will be amended to cover circumstances that could arise from the Note Issuer being formed under a different jurisdiction than that of the Company.


AMENDMENT TO THE GUARANTEE AGREEMENT

     The Amendment to the Guarantee Agreement, if effected, would clarify that references to the Indenture are references to the Indenture as amended or supplemented from time to time.

AMENDMENT TO THE PLEDGE AGREEMENT

     The Amendment to the Pledge Agreement, if effected, would amend the definition of the term "Secured Obligations" to include amounts owed by the Company under its obligations as a guarantor, rather than the issuer, of the Securities. The Amendment to the Pledge Agreement requires the consent of the Senior Bank Agent (as defined in the Intercreditor Agreement).


AMENDMENTS TO THE INTERCREDITOR AGREEMENT

     The Amendment to the Intercreditor Agreement, if effected, would clarify that references to the Pledge Agreement are references to the Pledge Agreement as amended from time to time.

                                    EXHIBIT B

               Form of Amendment to Pledge and Security Agreement


                                  AMENDMENT TO
                          PLEDGE AND SECURITY AGREENMNT

     THIS AMENDMENT TO PLEDGE AND SECURITY AGREEMENT ("Amendment") dated as of _____________, 1998, by and between Fresenius Medical Care AG, as Pledgor ("Company") and State Street Bank and Trust Company, as successor trustee and collateral agent to Fleet National Bank (in such capacity, together with its successors in such capacity, "Collateral Trustee") under the Indenture, hereby amends the Pledge and Security Agreement dated as of November 27, 1996 by and between Company and Collateral Trustee (as such agreement may be amended or supplemented from time To time, the "Pledge Agreement"). Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Pledge Agreement.

                                    RECITALS

     WHEREAS, Company and Collateral Trustee desire to amend the Pledge Agreement to clarify the Pledge Agreement in connection with amendments to the Indenture; and

     WHEREAS, the consent of the Senior Bank Agent and a majority of the Holders has been obtained;

     NOW, THEREFORE, for and in consideration of the promises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                          AMENDMENT TO PLEDGE AGREEMENT

     SECTION 1.01. Definition of Secured obligations. The definition of "Secured Obligations is hereby amended to read as follows,

           "Secured Obligations" shall mean all amounts from time to time owing to the Holders of the Securities or the Collateral Trustee by the Company under its Guarantee or under the Indenture."

                                   ARTICLE II
                                  MISCELLANEOUS

     SECTION 2.01. Section 6.06 of the Pledge Agreement. This Amendment meets the requirements of Section 6.06 of the Pledge Agreement concerning amendments, including compliance with Section 9.2 of the Indenture. Upon execution and delivery of this Amendment, the terms and conditions of this Amendment shall be part of the terms and conditions of the Pledge Agreement for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Amendment will control.

     SECTION 2.02. Full Force and Effect. Except as they have been modified in this Amendment, each and every term and provision of the Pledge Agreement shall continue in full force and effect, and all references to the Pledge Agreement in the Pledge Agreement shall be deemed to mean the Pledge Agreement as supplemented and amended pursuant hereto.

     SECTION 2.03. Counterparts. This Amendment maybe executed in any number of counterparts and in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     SECTION 2.04. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

     SECTION 2.05. Headings. The headings of the Articles and Sections of this Amendment have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof


         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.


                                      FRESENIUS MEDICAL CARE AG


                                      By: ______________________________________
                                           Name:
                                           Title:

                                      By: ______________________________________
                                           Name:
                                           Title:


                                      STATE STREET BANK AND TRUST
                                      COMPANY, as Collateral Trustee

                                      By: ______________________________________
                                           Name:
                                           Title: